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                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated April 23, 1999 pertaining to the Whirlpool Corporation 1999 Nonemployee Director Stock Ownership Plan of our report dated January 21, 1999, with respect to the consolidated financial statements and schedule of Whirlpool Corporation and subsidiaries, incorporated by reference or included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



Chicago, Illinois
April 23, 1999